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                                                                    EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Incentive Plan of Applied Molecular Evolution, Inc. of our report dated February 23, 2001, except for the second paragraph of Note 6, as to which the date is March 8, 2001, with respect to the Consolidated Financial Statements of Applied Molecular Evolution, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG LLP


                                         /s/ ERNST & YOUNG LLP


San Diego, California
November 15, 2001